UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2020

Sio Gene Therapies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37418	85-3863315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Times Square 33rd Floor New York, New York 10036 (Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): +1 877 746 4891
N/A

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SIOX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.

On December 16, 2020, Sio Gene Therapies Inc., or the Registrant, entered into a sales agreement, or the Sales Agreement, with SVB Leerink LLC, or SVB Leerink, to sell shares of common stock from time to time through an “at-the-market” equity offering program under which SVB Leerink will act as our agent.

Under the Sales Agreement, we will set the parameters for the sale of shares of our common stock, including the number of shares of common stock to be issued, the time period during which sales are requested to be made, limitation on the number of shares of common stock that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, SVB Leerink may sell shares of our common stock by any method deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including, without limitation, sales made through The Nasdaq Global Select Market, or the Nasdaq, or on any other existing trading market for shares of our common stock. SVB Leerink will use commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices, applicable state and federal laws, rules and regulations and the rules of the Nasdaq. The Sales Agreement may be terminated by us upon five days’ notice to SVB Leerink for any reason or by SVB Leerink upon five days’ notice to us for any reason or at any time under certain circumstances, including, but not limited, to the occurrence of a material adverse change in us. Under the terms of the Sales Agreement, we may also sell shares of our common stock to SVB Leerink acting as principal for SVB Leerink’s own account at prices agreed upon at the time of sale.

The Sales Agreement provides that SVB Leerink will be entitled to compensation for its services in an amount equal to 3% of the gross proceeds of any shares of common stock sold under the Sales Agreement. We have no obligation to sell any shares of common stock under the Sales Agreement, and may at any time suspend solicitation and offers under the Sales Agreement.

The shares of common stock sold under the Sales Agreement will be issued pursuant to our effective shelf registration statement on Form S-3 (File No. 333-235889), or the Registration Statement, and the base prospectus included therein, originally filed with the Securities and Exchange Commission, or the SEC, on January 10, 2020 and declared effective by the SEC on June 15, 2020. On November 13, 2020, we filed a post-effective amendment to the Registration Statement in connection with our domestication as a Delaware corporation, which amendment was declared effective by the SEC on November 19, 2020. On December 16, 2020, we filed a prospectus supplement with the SEC in connection with the offer and sale of shares of common stock having an aggregate offering price of up to $100,000,000 from time to time pursuant to the Sales Agreement. The Sales Agreement replaces the sales agreement with SVB Leerink dated June 11, 2020.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Cooley LLP relating to the shares of common stock being offered through the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX
Exhibit No.	Description of Document

1.1	Sales Agreement, dated as of December 16, 2020, between Sio Gene Therapies Inc. and SVB Leerink LLC.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIO GENE THERAPIES INC.

Dated:	December 18, 2020
		By:	/s/ David Nassif
		Name:	David Nassif
		Title:	Chief Financial Officer and General Counsel